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                        ProMedCo Management Company

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




FOR IMMEDIATE RELEASE

Contact: H. Wayne Posey

                  President and Chief Executive Officer
                     or

                  Robert D. Smith

                  Senior Vice President and Chief Financial Officer

                  817-335-5035

                 PROMEDCO IN CONTINUING DISCUSSIONS TO FINALIZE

                            GOLDMAN SACHS TRANSACTION

         FORT WORTH, Texas (April 10, 2000) -- ProMedCo Management Company (Nasdaq/NM:PMCO) today announced a further adjournment, to Monday, April 17, 2000, of its special meeting to obtain shareholder approval of the previously announced issuance of $55 million of the Company's Series A Convertible
Preferred Stock to affiliates of Goldman Sachs & Co. As a result of what the Company believes are unfavorable market conditions for financing throughout the healthcare services sector, the Company to date has obtained commitment letters for $25 million of the $65 million of senior debt financing contemplated by its securities purchase agreement with Goldman Sachs. The purpose of this second adjournment is to provide the opportunity for continuing discussions between the parties in light of this development.

         The Company believes that the combined $80 million of additional debt and equity financing available if the transaction is closed at this time will be sufficient to implement its currently planned expansion program at least through the end of 2001. The Company would continue to seek additional financing to fund its continuing growth strategy thereafter. ProMedCo is currently in discussions with Goldman Sachs seeking its waiver of the debt-financing condition of the agreement.

         This press release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations and may be significantly impacted by certain risks and uncertainties described herein and in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1998. There can be no assurance that statements made in this press release relating to future events will be achieved.

         ProMedCo, headquartered in Fort Worth, Texas, is a medical services company that coordinates and manages the delivery of a wide variety of healthcare services in non-urban communities. ProMedCo believes that these non-urban communities, which have fewer healthcare providers and lower HMO penetration than urban areas, offer an opportunity for the Company to capture a substantial portion of local healthcare revenues. By affiliating with leading medical groups, the Company establishes a platform from which it can consolidate the delivery of local healthcare services. ProMedCo then expands this platform by adding ancillary services, physicians and mid-level providers, thus increasing its share of local healthcare revenues.

                                       -END-